Exhibits 10.13

Non-Employee Director Form

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made as of             ,          (the “Date of Grant”), between Nine Energy Service, Inc., a Delaware corporation (the “Company”), and                      (the “Director”).

1.    Award. Pursuant to the Amended and Restated Nine Energy Service, Inc. 2011 Stock Incentive Plan (the “Plan”), effective as of the Date of Grant,                  shares (the “Restricted Shares”) of Common Stock shall be issued as hereinafter provided in the Director’s name subject to certain restrictions thereon and the terms and conditions set forth herein and in the Plan. The Director acknowledges receipt of a copy of the Plan, and agrees that this award of the Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof. In the event of any conflict between the terms of this Agreement and the Plan, this Agreement shall control.

2.    Definitions. Capitalized terms used in this Agreement that are not defined below or in the body of this Agreement shall have the meanings assigned to such terms in the Plan. In addition to the terms defined in the body of this Agreement, the following capitalized words and terms shall have the meanings indicated below:

(a)    “Earned Shares” means the Restricted Shares following the lapse of the Forfeiture Restrictions with respect to such Restricted Shares pursuant to the terms and conditions of this Agreement and without the prior forfeiture of such Restricted Shares.

(b)    “Securities Act” means the Securities Act of 1933, as amended.

3.    Restricted Shares. The Director hereby accepts the Restricted Shares when issued on the terms and conditions set forth herein and in the Plan and agrees with respect thereto as follows:

(a)    Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered, alienated or disposed of as provided herein or in the Plan, and, in the event of the termination of the Director’s membership on the Board for any reason whatsoever or for no reason, the Director shall, for no consideration, forfeit and surrender to the Company all of the Restricted Shares with respect to which the Forfeiture Restrictions (as defined below) have not lapsed in accordance with Section 3(b) as of the date of such termination. The prohibition against transfer and the obligation to forfeit and surrender the Restricted Shares to the Company upon termination of the Director’s membership on the Board as provided in the immediately preceding sentence are herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

(b)    Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse and the Restricted Shares will become transferable and nonforfeitable on the third anniversary of the Date of Grant so long as the Director has continuously served as a member of the Board from the Date of Grant through such date. If the Director’s

(c)    membership on the Board is terminated, then, regardless of the reason for such termination, the Restricted Shares with respect to which the Forfeiture Restrictions have not lapsed as of the date of termination in accordance with the preceding provisions of this Section 3(b) shall be forfeited and surrendered to the Company for no consideration as of the date of the termination of the Director’s membership on the Board.

(d)    Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in the Director’s name, pursuant to which the Director shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, including voting rights and the right to receive dividends and other distributions; provided, however, that dividends and other distributions shall be subject to the Forfeiture Restrictions as described in Section 3(i) below. Notwithstanding the foregoing, the Company may, in its discretion, elect to complete the delivery of the Restricted Shares by means of electronic, book-entry statement, rather than physical share certificates. The Director may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Shares until the Forfeiture Restrictions have expired, and the Director’s breach of the terms of this Agreement shall result in a forfeiture of the Restricted Shares without consideration. The certificate, if any, evidencing the Restricted Shares shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement. At the Company’s request, the Director shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws, the Stockholders Agreement or any other agreement to which the Director is a party) in the name of the Director in exchange for the certificate evidencing the Restricted Shares or, as may be the case, the Company shall issue appropriate instructions to the transfer agent in the case of the Company’s use of the electronic, book-entry method.

(e)    Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger, consolidation or other business combination of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 3(a) hereof shall not apply to the transfer of the Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapse of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement, and the certificates, if any, representing such stock, securities or other property shall be legended to reflect such restrictions.

(f)    Stockholders Agreement. The Restricted Shares shall be subject to the terms of the Stockholders Agreement, both before and after the Forfeiture Restrictions lapse with respect to such shares. The Director agrees that the Director and the Director’s spouse, if any, will, upon request of the Company, execute and deliver to the Company such documents and instruments as the Company, in its discretion, may require to evidence such persons’ agreement to be bound by the terms of the Stockholders Agreement.

(g)    Accredited Status. If the Company and any of its stockholders or their representatives enter into any negotiation or transaction (whether before or after the lapse of the Forfeiture Restrictions with respect to any of the Restricted Shares) for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other business combination or reorganization), and if the Director is not then an accredited investor (as defined in Rule 501 under the Securities Act (but without regard to Rule 501(a)(iv)), the Director agrees that the Director and the Director’s spouse, if any, will, at the request and election of the Company either: (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company or (ii) agree to accept cash in lieu of any securities that the Director would otherwise receive in an amount equal to the fair market value of such securities as determined by the unanimous resolution of all of the members of the Board. The determination of fair market value by the Board shall be final and binding on all parties.

(h)    Lock-up Provision. The Director hereby agrees that in the event of any underwritten public offering of Common Stock, including an initial public offering of Common Stock, pursuant to an effective registration statement filed under the Securities Act (whether before or after the lapse of the Forfeiture Restrictions with respect to any of the Restricted Shares), the Director shall not effect any public sale or distribution of Common Stock or of any securities convertible into or exchangeable or exercisable for Common Stock or hedging transactions relating to Common Stock, including a sale pursuant to Rule 144 under the Securities Act, during the period beginning 14 days prior to the expected date of “pricing” of such public offering and continuing for a period not to exceed 180 days after the date of the final prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration statement) as may be established by the underwriter(s) for such public offering (the “Lock-Up Period”); provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended through the 18th day after the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the managing underwriter(s) of such underwritten public offering waive, in writing, such extension. If and to the extent requested by the managing underwriter(s), the Director agrees to execute an agreement to the foregoing effect with the underwriter(s) for such public offering on such terms as the managing underwriter(s) shall reasonably request (with such modification as reasonably requested by such managing underwriter(s) to take into consideration then existing rules of an applicable securities exchange regarding research analyst publications). The limitations contained in this Section 3(h) shall not apply to any shares registered in such public offering under the Securities Act.

(i)    Dividends and Other Distributions. Dividends and other distributions that are paid or distributed with respect to a Restricted Share (whether in the form of shares of Common Stock or other property (including cash)) (referred to herein as “Distributions”) shall be subject to the transfer restrictions and the risk of forfeiture applicable to the related Restricted Share and shall be held by the Company or other depository as may be designated by the Committee as a depository for safekeeping. If the Restricted Share to which such Distributions relate is forfeited to the Company, then such Distributions shall be forfeited to the Company at the same time such Restricted Share is so forfeited. If the Restricted Share to which such Distributions relate becomes vested, then such Distributions shall be paid and distributed to the Director as soon as administratively feasible after such Restricted Share becomes vested (but in no event later than March 15 of the calendar year following the calendar year in which such vesting occurs). Distributions paid or distributed in the form of securities with respect to Restricted Shares shall bear such legends, if any, as may be determined by the Committee to reflect the terms and conditions of this Agreement and to comply with applicable securities laws.

4.    Withholding of Tax. To the extent that the receipt of the Restricted Shares or Distributions or the lapse of any Forfeiture Restrictions results in compensation income or wages to the Director for federal, state, local or foreign tax purposes, the Director shall deliver to the Company or to any Affiliate nominated by the Company at the time of such receipt or lapse, as the case may be, such amount of money or, if permitted by the Committee in its sole discretion, shares of Common Stock as the Company or any Affiliate nominated by the Company may require to meet its obligation under applicable tax or social security laws or regulations, and if the Director fails to do so, the Company and its Affiliates are authorized to withhold, or cause to be withheld, from any cash or stock remuneration (including withholding any of the Restricted Shares or Earned Shares distributable to the Director under this Agreement) then or thereafter payable to the Director an amount equal to any tax or social security required to be withheld by reason of such resulting compensation income or wages, and to take such other action as may be necessary in the opinion of the Company to satisfy such withholding obligation. If Common Stock is used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Shares surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the maximum number of shares of Common Stock which may be withheld, surrendered or reduced shall be the number of shares of Common Stock which have a Fair Market Value on the date of surrender, withholding, or reduction equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized (and which may be limited to flat rate withholding) without creating adverse accounting, tax or other consequences to the Company or any of its Affiliates, as determined by the Committee in its sole discretion. The Director acknowledges and agrees that none of the Board, the Committee, the Company or any of its Affiliates have made any representation or warranty as to the tax consequences to the Director as a result of the receipt of the Restricted Shares or Distributions, the lapse of any Forfeiture Restrictions or the forfeiture of any of the Restricted Shares pursuant to this Agreement. The Director represents that the Director is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Director represents that the Director has consulted with any tax consultants that the Director deems advisable in connection with the issuance of the Restricted Shares.

5.    Status of Common Stock. The Director understands that at the time of the execution of this Agreement the sale of the Restricted Shares has not been registered under the Securities Act or any state securities law and that the Company does not currently intend to effect any such registration.

The Director agrees that the Restricted Shares and the Earned Shares when issued under this Agreement are being acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of (a) an effective registration statement for the sale of such shares under the Securities Act and applicable state securities laws or (b) if requested by the Company, the delivery by the Director to the Company of a written opinion of legal counsel satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws is available. The Director also agrees that the Restricted Shares and Earned Shares issued under this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.

In addition, the Director agrees that (i) the certificates, if any, representing the Restricted Shares and Earned Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with the terms and provisions of this Agreement, the Plan, the Stockholders Agreement and applicable securities laws, (ii) the Company may refuse to register the transfer of the Restricted Shares or Earned Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or the Stockholders Agreement or of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

6.    Membership on the Board. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon the Director the right to continued membership on the Board or affect in any way the right of the Director or the Company or any such Affiliate, or any other entity to terminate the Director’s membership at any time. Any question as to whether and when there has been a termination of the Director’s membership on the Board and the cause of such termination, shall be determined by the Board, and its determination shall be final and binding on all parties.

7.    Headings; References; Interpretation. All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Any and all Exhibits referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes. All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

8.    Notices. Any notices or other communications provided for in this Agreement shall be in writing. In the case of the Director, such notices or communications shall be effectively delivered if hand delivered to the Director or if sent by certified mail, return receipt requested, to the Director at the Director’s last known address on file with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by certified mail, return receipt requested, to the Company at its principal executive offices.

9.    Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Director. The provisions of Sections 3(f), 3(g), 3(h) and 5 shall survive the lapse of the Forfeiture Restrictions without forfeiture.

10.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Shares granted hereby; provided¸ however, that if the Director has entered into any written agreement with the Company, Nine Energy Service, LLC or any other Affiliate regarding the arbitration of disputes (such agreement, an “Arbitration Agreement”), then this Agreement shall be subject to the dispute resolution procedures set forth in the Arbitration Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Board may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Director shall be effective only if it is in writing and signed by both the Director and an authorized officer of the Company.

11.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

[SIGNATURES ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Director has executed this Agreement, all as of the date first above written.

NINE ENERGY SERVICE, INC.

By:
Ernie L. Danner
Chairman of the Board

DIRECTOR

SPOUSAL CONSENT

The Director’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any marital or community property interests he/she may now or hereafter own, and agrees that the termination of his/her and the Director’s marital relationship for any reason shall not have the effect of removing any of the Restricted Shares or Earned Shares otherwise subject to this Agreement from coverage hereunder and that his/her awareness, understanding, consent and agreement are evidenced by his/her signature below.

Signature of Spouse

Printed Name of Spouse

SIGNATURE PAGE TO

RESTRICTED STOCK AGREEMENT